EXHIBIT 23(b)


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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-109070 of CEL-SCI Corporation on Form S-1 of our report dated January 6, 2005, appearing in the Prospectus which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP

McLean, Virginia
January 31, 2005